Household Consumer Loan Trust, 1997-2
Series 1997-2 Owner Trust Calculations
Due Period Ending	Jul 31, 2001
Payment Date	Aug 15, 2001

Calculation of Interest Expense

Index (LIBOR)	3.830000%
Accrual end date, accrual beginning date and days in Interest Period	Aug 15, 2001	Jul 16, 2001	30
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	206,789,885	43,761,953	51,718,672	33,816,055	27,848,516	33,900,856
Previously unpaid interest/yield	0	0	0	0	0
Spread to index	0.18%	0.29%	0.40%	0.65%	1.00%
Rate (capped at 12.5%, 14%, 14%, 14%, 15%)	4.010000%	4.120000%	4.230000%	4.480000%	4.830000%
Interest/Yield Payable on the Principal Balance	691,023	150,249	182,308	126,247	112,090
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	691,023	150,249	182,308	126,247	112,090
Interest/Yield Paid	691,023	150,249	182,308	126,247	112,090

Summary

Beginning Security Balance	206,789,885	43,761,953	51,718,672	33,816,055	27,848,516	33,900,856
Beginning Adjusted Balance	206,789,885	43,761,953	51,718,672	33,816,055	27,848,516
Principal Paid	4,549,324	962,763	1,137,811	743,953	612,667	828,755
Ending Security Balance	202,240,561	42,799,190	50,580,861	33,072,101	27,235,848	33,154,984
Ending Adjusted Balance	202,240,561	42,799,190	50,580,861	33,072,101	27,235,848
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	202,323,444	42,799,190	50,580,861	33,072,101	27,235,848
Minimum Adjusted Balance		16,000,000	30,000,000	19,000,000	14,000,000	17,000,000
Certificate Minimum Balance					3,930,133
Ending OC Amount as Holdback Amount						15,573,774
Ending OC Amount as Accelerated Prin Pmts						17,581,210

Beginning Net Charge offs	0	0	0	0	0	0
Reversals	0	0	0	0	0	0
Charge offs	0	0	0	0	0	0
Ending Net Charge Offs	0	0	0	0	0	0

Interest/Yield Paid per $1000	$0.7577005	$3.1301952	$2.0256480	$2.2148526	$2.6688162
Principal Paid per $1000	$4.9882939	$20.0575619	$12.6423420	$13.0518107	$14.5873176